Exhibit 3.50

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES WATER & SEWER, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1. Name. The name of the limited partnership is as follows:

Hughes Water & Sewer, Ltd.

2. Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3. Registered Agent. The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

4. General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

5. Termination. The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 19th day of November, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

AND AGENT FOR SERVICE OF PROCESS

The undersigned, having been designated the Agent for Service of Process, pursuant to Section 620.105, Florida Statutes, and Registered Agent, pursuant to Section 620.192, Florida Statutes, of Hughes Water & Sewer, Ltd., a limited partnership to be formed concurrently herewith under the Florida Revised Uniform Limited Partnership Act (1986), does hereby accept such designation and the obligations provided for in Sections 620.105 and 620.192, Florida Statutes.

CORPORATION SERVICE COMPANY

Dated:	11/22, 2004	By:	/s/ Deborah D. Skipper
		Name:	Deborah D. Skipper
		Title:	Asst. V. Pres.

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

The undersigned, Hughes GP & Management, Inc., the sole general partner of Hughes Water & Sewer, Ltd., a Florida limited partnership, certifies:

1.	The amount of capital contributions to date of the limited partners is $0.

2.	The total amount of capital anticipated to be contributed by the limited partners at this time totals $1,000.

Signed this 19th day of November, 2004.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated herein are true and correct.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

PLAN OF MERGER

The following Plan of Merger was adopted and approved by each party to the merger in accordance with the laws of the jurisdiction of such party’s formation or incorporation, as the case may be:

FIRST: The exact name, address and jurisdiction of each merging party (referred to hereinafter individually as a “Merging Party” and collectively as the “Merging Parties”) are as follows:

Name	Jurisdiction	Type of Entity
Gilleland Concrete Products, Inc.	Georgia	Corporation
One Hughes Way
Orlando, FL 32805

Hughes Water & Sewer Company	West Virginia	Corporation
One Hughes Way
Orlando, FL 32805

Panhandle Pipe & Supply Co., Inc.	West Virginia	Corporation
One Hughes Way
Orlando, FL 32805

Reaction Supply Corporation	California	Corporation
One Hughes Way
Orlando, FL 32805

Shrader Holding Company, Inc.	Arkansas	Corporation
One Hughes Way
Orlando, FL 32805

Standard Wholesale Supply Company	Nevada	Corporation
One Hughes Way
Orlando, FL 32805

Waterworks Sales Company	Colorado	Corporation
One Hughes Way
Orlando, FL 32805

SECOND: The exact name and jurisdiction of the surviving party (referred to hereinafter as the “Surviving Party”) are as follows:

Name	Jurisdiction	Type of Entity
Hughes Water & Sewer, Ltd.	Florida	Limited Partnership

THIRD: The terms and conditions of the merger are as follows:

The Merging Parties shall be merged with and into the Surviving Party which shall be the surviving entity at the effective date of the merger and which shall continue to exist as a limited partnership under the laws of the State of Florida. The Surviving Party shall succeed to all rights, assets, liabilities and obligations of the Merging Parties, and the separate existence of each Merging Entity shall cease at the effective date of the merger. The Certificate of Limited Partnership of the Surviving Party at the effective date of the merger shall be the Certificate of Limited Partnership of the Surviving Party. The Agreement of Limited Partnership of the Surviving Party at the effective date of the merger shall continue to be the Agreement of Limited Partnership of the Surviving Party, as the surviving limited partnership, and will continue in full force and effect unless mutually amended by all of its partners.

FOURTH: The manner and basis of converting the interests, shares, obligations or other securities of each Merging Party into the interests, shares, obligations or other securities of the Surviving Party are as follows:

The ultimate owner(s) of each Merging Party and the Surviving Party are identical. Accordingly, at the effective date of the merger, by virtue of the merger and without any action on the part of the holder(s) thereof, each share of capital stock of each Merging Party shall be cancelled without consideration automatically. Each general partnership interest and each limited partnership interest of the Surviving Party outstanding immediately prior to the effective date of the merger will continue to represent the outstanding partnership interests of the Surviving Party until such time as the Agreement of Limited Partnership of the Surviving Party is amended, as contemplated above, to reflect the addition of additional partners.

FIFTH: The name and address of the general partner (hereinafter referred to as the “General Partner”) of the Surviving Party is as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

The General Partner is a Delaware corporation and its Florida Document/Registration Number is F04000001125.

SIXTH: The effective date of this merger shall be on December 31, 2004.

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